EXHIBIT 10.2

                             CORESTATES LEASING, INC.                    NON-TAX
                              MASTER LEASE SCHEDULE

CoreStates Leasing, Inc.                   Schedule Dated _________________ to
One Meridian Blvd.                         Master Lease Agreement No. 01678
Wyomissing, PA  19610                      Master Lease Schedule #002

The Master Lease Agreement referred to above is incorporated herein by reference as if set forth at length and Lessee and Lessor confirm all the terms and provisions thereof except as specifically set forth herein to the contrary.

A.    Equipment

      This Schedule covers all Equipment described in Rider #1 attached hereto and made a part hereof.

B.    Definitions and Meanings of Certain Terms

      1.  Advance Rental: $3,780.25
      2.  Lessor's Cost: $101,975.87
      3. Commencement Date: ___________________ (To be the date of execution of the Certificate of Acceptance)
      4. Term of Lease: _____________ days (the "interim term") followed by a basic term of 30 months and ending on _____________________
      5.  First Rent Payment Factor: .03707
      6.  Second Rent Payment Factor: --------
      7.  Additional Provisions: $100.00 processing fee.
      8. All Riders (if any) in addition to Rider #1 are listed hereinafter and made a part hereof: Rider #2

C.    Stipulated Loss Values

      The Stipulated Loss Value of any Item of Equipment may be determined as of any rent due date by multiplying Lessor's Cost for the Equipment by the percentage applicable to such date in each case determined by reference to the Schedule of Stipulated Loss Values attached hereto.

D.    Lease Type

      Lessor agrees not to claim the tax benefits of an owner of the Equipment for federal income tax purposes or for state or local tax purpose, and the provisions of Section 10 of the Lease shall have no application.

E.    Rent Payments

      Lessee promises to pay rent for the interim term, if any, on the first day of the basic term in an amount equal to $_________________ and thereafter Lessee promises to pay rent for the basic term by making 30 consecutive installments of rent, with the first such payment due ________________ and with succeeding payments due on the _____________________ day of each month thereafter. Lessee thereafter promises to pay 29 additional installments of rent each in the amount of $3,780.25 on the _____________________ day of each succeeding month during the basic term.

      Except as expressly modified hereby, all terms and provisions of the Lease remain in full force and effect. The parties hereto have caused their duly authorized officers to execute this Schedule as of the Commencement Date.

CORESTATES LEASING, INC.
                                                KLEINERT'S INC. OF NEW YORK

By:_____________________________________    By:_________________________________
            Edward R. Bruner

Title: _________________________________    Title:______________________________
                President

Date:___________________________________    Date:_______________________________


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